UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2011

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On March 21, 2011, the United States District Court for the Northern District of Illinois, Eastern Division (Affymax, Inc. v. Johnson & Johnson, et al., Case No. 04 C 6216) issued its decision to vacate in part the arbitrators’ award relating to sole ownership by certain subsidiaries of Johnson & Johnson, or J&J, of the European Patent EP96/918.317 and other foreign counterpart patents and patent applications to the U.S. Patent No. 5,767,078.  As a consequence, the District Court remanded the issues of inventorship and ownership of such foreign patents and patent applications to the arbitration panel. The District Court denied our motion to vacate and maintained the arbitration award with respect to the sole ownership by J&J of U.S. Patent No. 5,767,078.

As previously disclosed, the arbitration panel ruled that we and J&J jointly own the remainder of the intellectual property in dispute, i.e., U.S. Patent Nos. 5,773,569, 5,830,851, and 5,986,047 together with their foreign counterpart patents and patent applications.   These findings were not at issue in the motion to vacate and are not subject to remand to the arbitration panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: March 22, 2011	By:	/s/ Grace U. Shin
Grace U. Shin , General Counsel